Exhibit 10.39

Independent Contractor Agreement

This Independent Contractor Agreement (Agreement) is entered into this 1st day of January, 2022, by and between Athena Bitcoin (Corporation), and Antonio Valiente, an independent contractor (Contractor), in consideration of the mutual promises made herein, as follows:

Terms of Agreement

This Agreement will become effective on the January 1, 2022, and will continue in effect until services provided under this contract are no longer needed.

Services to be Rendered by Contractor

Perform the functions of a Deputy General Counsel under the guidance and direction of the President of the Corporation and in partnership with the Chief Compliance Officer.

Provide legal services and counsel surrounding:

-	ATM installation in LATAM
-	Licensure/compliance paperwork
-	Mergers/acquisitions
-	El Salvador operations
-	Other duties as necessary

Compensation

In consideration for the services to be performed by Contractor, Corporation agrees to pay Contractor $8,500.00 per month for 20 hours of work per week. Contractor will be paid by the Corporation bi- monthly in amount of $4,250.00 in US Dollars or Bitcoin, on the 15th and the last day of each month following receipt of invoice. Contractor will be responsible for payment of any self-employment taxes as required by their country of citizenship.

Payment Terms

Contractor will send an invoice to Corporation via www.bill.com AND via email at billing@athenabitcoin.com on a bi-monthly basis for services provided.

Tools and Instruments

Contractor will supply all tools, equipment, and supplies required to perform the services under this Agreement. If Contractor is provided with equipment by the Corporation, Contractor agrees to return it at the end of the contract or the amount will be deducted from their final payment.

Obligations of Corporation

Corporation agrees to meet the terms of all reasonable requests of Contractor necessary to the performance of Contractor's duties under this Agreement.

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Termination of Agreement

Notwithstanding any other provisions of this Agreement, either party hereto may terminate this Agreement at any time; preferably with a two-week notice on either side barring performance related issues or for cause.

Confidentiality

The Contractor agrees not to use confidential information received in any fashion, form, or manner for any purpose other than to evaluate, negotiate and/or execute the Services or as any subsequent agreements between the Parties may allow. The Contractor will not publish, copy, reverse engineer, disassemble, decompile or disclose any confidential information and it will use reasonable efforts to prevent inadvertent disclosure of such confidential information to any third party (other than the Corporation’s representatives).

The Contractor will protect the confidentiality of the confidential information by using the same degree of care (but not less than a reasonable degree of care) it protects the confidentiality of its own proprietary and confidential information of like kind. Confidential information disclosed hereunder shall at all times remain the property of the Corporation. No license under any trade secrets, patents, copyrights, or other rights is implied or granted by this Agreement or any disclosure of confidential information hereunder, except to use the confidential information as provided in this Agreement.

Upon receipt of written notice from the Corporation, the Contractor will promptly (a) deliver to the Corporation or destroy all confidential information furnished by the Corporation, together with copies thereof, and (b) destroy materials generated by the Contractor that include any part of the confidential information (including notes, analyses, compilations and any electronic copies) without retaining a copy of any such material

This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the performance of services by Contractor for Corporation, and contains all of the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall constitute one document. Both Parties agree herein that signatures submitted by facsimile or e-mail shall have the same binding effect as if they were original signatures for all purposes.

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